EXHIBIT 10.3

INTERCOMPANY DEMAND PROMISSORY NOTE

Note Number: 1                                            Dated:  July 20, 2007

FOR VALUE RECEIVED, SEA CONTAINERS SPC LTD. (“Payor”) promises to pay to the order of Sea Containers Ltd. (“Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee.  The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of July 20, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Sea Containers Ltd., a Bermuda company, as a borrower and as debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as defined below) (the “Borrower” or the “Debtor”); SPC Holdings Ltd., a Bermuda company, as a guarantor (“Holdings” or the “Guarantor” and, together with the Borrower, the “Credit Parties”); the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (solely in their capacities as providers of the Commitments, and as lenders, creditors and secured parties, under the Credit Documents, collectively, the “Lenders”), whether by Addendum or Assignment and Acceptance; and Wells Fargo Bank Northwest, N.A. (“WFBN”), as administrative agent (solely in such capacity, together with any successors, assigns and sub-agents, the “Administrative Agent”) and as collateral agent (solely in such capacity, together with any successors, assigns and sub-agents, the “Collateral Agent” and, together with the Administrative Agent, collectively, the “Agents”).

The unpaid principal amount hereof from time to time outstanding shall be non-interest-bearing.

The Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

The Secured Parties shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, or anything to the contrary contained in any other Credit Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by the Payee to the Payor, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by the Payee to the Payor.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

[Signature page follows]

IN WITNESS WHEREOF, the Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

SEA CONTAINERS SPC LTD.

By:	/s/ M.R Wilson
Name: M.R Wilson
Title: Director